UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 10, 2017
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), , a world leading life sciences company, and the Mount Sinai Health System (Mount Sinai), one of the largest health systems in metropolitan New York City, have entered into a definitive agreement for LabCorp to acquire assets of Mount Sinai’s Clinical Outreach Laboratories. When the transaction is complete, LabCorp will be available to provide comprehensive laboratory services to physicians and patients that currently use Mount Sinai’s outreach laboratory.
Mount Sinai will continue to provide laboratory testing for patients registered at its hospitals and ambulatory facilities as inpatients or outpatients, as well as laboratory testing services for physicians in their professional practices in the areas of anatomic pathology, molecular pathology and genetics. LabCorp will offer clinical pathology testing, including cytology and cytology-related molecular testing. Seven patient service centers currently operated by Mount Sinai will be added to LabCorp’s existing network of 120 patient service centers in the metropolitan New York City area. The parties are also vigorously exploring opportunities to collaborate on projects involving companion diagnostics, clinical trials and medical education.
The transaction, which has already received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, is expected to close in the first quarter of 2017. Other terms of the transaction were not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

January 10, 2017